Exhibit 99.1

Super Micro Computer, Inc. Announces 2nd Quarter Fiscal 2010 Financial Results

SAN JOSE, Calif., January 26, 2010 (BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced second quarter fiscal 2010 financial results for the quarter ended December 31, 2009.

Fiscal 2nd Quarter Highlights

•	Quarterly net sales of $182.0 million, up 22.5% from the first quarter of fiscal year 2010 and up 41.5% from the same quarter of last year.

•	Net income of $7.6 million, up 96.8% from the first quarter of fiscal year 2010 and up 42.2% from the same quarter of last year.

•	Gross margin of 16.7%, comparable to 16.5% in the first quarter of fiscal year 2010 and down from 18.7% from the same quarter of last year.

•	Server Solutions accounted for 36.0% of net sales compared with 34.5% in the first quarter of fiscal year 2010 and 41.0% in the same quarter of last year.

Net sales for the second quarter ended December 31, 2009 totaled $182.0 million, up 41.5% from $128.6 million in the second quarter of fiscal year 2009. No customer accounted for more than 10% of net sales during the quarter.

Net income for the second quarter of fiscal year 2010 was $7.6 million or $0.19 per diluted common share, an increase of 42.2% from the net income of $5.3 million, or $0.14 per diluted common share in the same period a year ago. Included in net income for the quarter was $1.7 million of stock-based compensation expense (pre-tax). Excluding stock-based compensation expense and the related tax effect, non-GAAP net income for the second quarter was $9.2 million, or $0.22 per diluted common share, compared to non-GAAP net income of $6.7 million, or $0.17 per diluted common share, in the same quarter of last year. On a sequential basis, non-GAAP net income increased from the first quarter of fiscal year 2010 by $3.4 million or $0.07 per diluted common share.

Gross margin for the second quarter was 16.7%, compared to 18.7% in the same period a year ago. Non-GAAP gross margin for the second quarter was 16.7% compared to 18.9% in the same period a year ago. Non-GAAP gross margin was 16.6% for the first quarter of fiscal year 2010.

The Company’s cash and cash equivalents, short and long-term investments at December 31, 2009 were $88.9 million compared to $85.2 million at September 30, 2009. Free cash flow in the six months ended December 31, 2009 was $9.9 million.

Business Outlook & Management Commentary

The Company expects net sales of $175 million to $185 million for the third quarter of fiscal year 2010 ending March 31, 2010. The industry has historically seen a seasonally lower rate of growth in net sales in the fiscal third quarter. This quarter we have a good boost because of our very strong new product innovations, additional new market segment wins and a recovering economy offset in part by seasonality and the transition to new products. The Company expects non-GAAP earnings per diluted common share of approximately $0.18 to $0.21 for the third quarter.

“Our second quarter was a record quarter for Supermicro and we grew 22.5% from the prior quarter, continuing our momentum of growth and profitability as the global economy recovers. Our growth is a result of the strongest and most extensive product lines that we have ever had at Supermicro, which enables us to be more competitive and gain more market share in larger deployment deals. Supermicro continues to benefit from our offerings that our customers value in this economy, especially maximizing performance per watt and per dollar. We continue to extend the Supermicro brand as a technology leader. Our pipeline of technology innovations and our rapid product development ability make us feel very confident that we are in the technology leading position in the industry.” said Charles Liang, President and Chief Executive Officer of Super Micro Computer.

It is currently expected that the outlook will be released at the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. The Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information

Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate in the conference, please call 888-791-4309 (international callers dial 913-312-0826) 10 minutes prior. A recording of the conference will be available until 11:59 pm ET on Tuesday, January 26, 2010 by dialing 888-203-1112 (international callers dial 719-457-0820) and entering replay PIN6448603. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company’s next earnings call.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per common share discussed in this press release exclude stock-based compensation expense, a provision for litigation loss and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Super Micro Computer, Inc.

Supermicro, the leader in server technology innovation and green computing, provides customers around the world with application-optimized server, workstation, blade, storage and GPU systems. Based on its advanced Server Building Block Solutions, Supermicro offers the most optimized selection for IT, datacenter and HPC deployments. The company’s system architecture innovations include the Twin server, double-sided storage and SuperBlade® product families. Offering the most comprehensive product lines in the industry, Supermicro provides businesses of all sizes with energy-efficient, earth-friendly solutions that deliver unmatched performance and value. Founded in 1993, Supermicro is headquartered in Silicon Valley with worldwide operations and manufacturing centers in Europe and Asia. For more information, visit www.supermicro.com.

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2009	June 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$82,275	$70,295
Short-term investments	445	347
Accounts receivable, net	54,897	45,709
Inventories, net	134,283	90,044
Restricted assets – current	1,540	—
Deferred income taxes – current	8,920	8,644
Prepaid income taxes	608	3,256
Prepaid expenses and other current assets	1,947	1,723

Total current assets	284,915	220,018
Long-term investments	6,204	14,355
Property, plant and equipment, net	44,822	44,960
Deferred income taxes – noncurrent	1,494	1,917
Restricted assets – noncurrent	228	1,766
Other assets	135	119

Total assets	$337,798	$283,135

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$112,624	$73,532
Accrued liabilities	17,837	13,918
Income taxes payable	1,105	—
Advances from receivable financing arrangements	1,426	1,220
Current portion of capital lease obligations	37	42
Current portion of long-term debt	—	319

Total current liabilities	133,029	89,031
Long-term capital lease obligations-net of current portion	50	66
Long-term debt-net of current portion	—	9,675
Other long-term liabilities	6,485	5,741

Total liabilities	139,564	104,513
Stockholders’ equity:
Common stock and additional paid-in capital	89,512	81,893
Deferred stock-based compensation	—	(110)
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(385)	(801)
Retained earnings	111,137	99,670

Total stockholders’ equity	198,234	178,622

Total liabilities and stockholders’ equity	$337,798	$283,135

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Net sales	$181,977	$128,565	$330,498	$272,616
Cost of sales	151,668	104,473	275,680	220,688

Gross profit	30,309	24,092	54,818	51,928
Operating expenses:
Research and development	8,754	8,961	17,381	17,046
Sales and marketing	5,138	4,292	9,672	9,048
General and administrative	4,050	3,565	7,849	6,720
Provision for litigation loss	—	—	1,089	—

Total operating expenses	17,942	16,818	35,991	32,814
Income from operations	12,367	7,274	18,827	19,114
Interest income	26	154	58	372
Interest expense	(90)	(265)	(223)	(502)

Income before income tax provision	12,303	7,163	18,662	18,984
Income tax provision	4,699	1,817	7,195	6,466

Net income	$7,604	$5,346	$11,467	$12,518

Net income per common share:
Basic (a)	$0.21	$0.15	$0.32	$0.36

Diluted (b)	$0.19	$0.14	$0.28	$0.32

Weighted-average shares used in calculation of net income per common share:
Basic	35,539,085	34,443,233	35,242,301	33,739,629

Diluted	39,830,349	38,549,765	39,370,693	38,871,667

Stock-based compensation is included in the following cost and expense categories by period (in thousands):
	Three Months Ended		Six Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Cost of sales	$158	$143	$302	$276
Research and development	756	645	1,426	1,196
Sales and marketing	247	197	453	388
General and administrative	550	351	1,057	685

SUPER MICRO COMPUTER, INC

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Six Months Ended December 31,
	2009	2008
OPERATING ACTIVITIES:
Net income	$11,467	$12,518
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	2,238	1,688
Stock-based compensation expense	3,238	2,545
Excess tax benefits from stock-based compensation	(1,116)	—
Allowance for doubtful accounts	204	365
Allowance for sales returns	2,013	2,481
Provision for inventory	1,150	327
Loss on disposal of property and equipment	—	18
Deferred income taxes	(123)	131
Gain on short-term investments	(1)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(11,405)	7,068
Inventories	(45,389)	(3,786)
Prepaid expenses and other assets	(344)	(1,532)
Accounts payable	38,771	(14,756)
Prepaid income taxes/income taxes payable	6,160	703
Accrued liabilities	3,919	2,170
Other long-term liabilities	744	50

Net cash provided by operating activities	11,526	9,990

INVESTING ACTIVITIES:
Proceeds from investments	8,740	850
Purchases of property, plant and equipment	(1,675)	(2,517)
Restricted assets	(2)	(41)

Net cash provided by (used in) investing activities	7,063	(1,708)

FINANCING ACTIVITIES:
Repayment of long-term debt	(9,994)	(140)
Proceeds from exercise of stock options	2,084	1,735
Excess tax benefits from stock-based compensation	1,116	—
Payment of obligations under capital leases	(21)	(38)
Advances under receivable financing arrangements	206	763
Payment to acquire treasury stock	—	(1,786)

Net cash provided by (used in) financing activities	(6,609)	534

Net increase in cash and cash equivalents	11,980	8,816
Cash and cash equivalents at beginning of year	70,295	51,481

Cash and cash equivalents at end of year	$82,275	$60,297

Supplemental disclosure of cash flow information:
Cash paid for interest	$224	$502
Cash paid for taxes, net of refunds	$793	$5,182
Non-cash investing and financing activities:
Reversal of deferred stock-based compensation for cancellation of stock options	$—	$3
Accrued costs for property, plant and equipment purchases	$768	$313
Changes in fair values of investments	$686	$(699)

SUPER MICRO COMPUTER, INC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
GAAP GROSS PROFIT	$30,309	$24,092	$54,818	$51,928
Add back stock-based compensation (c)	158	143	302	276

Non-GAAP GROSS PROFIT	$30,467	$24,235	$55,120	$52,204

GAAP GROSS MARGIN	16.7%	18.7%	16.6%	19.0%
Add back stock-based compensation (c)	0.0%	0.2%	0.1%	0.1%

Non-GAAP GROSS MARGIN	16.7%	18.9%	16.7%	19.1%

GAAP INCOME FROM OPERATIONS	$12,303	$7,274	$18,827	$19,114
Add back stock-based compensation (c)	1,711	1,336	3,238	2,545
Add back provision for litigation loss (d)	—	—	1,089	—

Non-GAAP INCOME FROM OPERATIONS	$14,014	$8,610	$23,154	$21,659

GAAP NET INCOME	$7,604	$5,346	$11,467	$12,518
Add back stock-based compensation (c)	1,711	1,336	3,238	2,545
Add back provision for litigation loss (d)	—	—	1,089	—
Add back adjustments to tax provision (e)	(84)	46	(734)	(6)

Non-GAAP NET INCOME	$9,231	$6,728	$15,060	$15,057

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.21	$0.15	$0.32	$0.36
Add back stock-based compensation, provision for litigation loss and adjustments to tax provision (c) (d) (e)	0.04	0.05	0.10	0.09

Non-GAAP NET INCOME PER COMMON SHARE – BASIC (f)	$0.25	$0.20	$0.42	$0.45

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.19	$0.14	$0.28	$0.32
Add back stock-based compensation, provision for litigation loss and adjustments to tax provision (c) (d) (e)	0.03	0.03	0.09	0.06

Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (g)	$0.22	$0.17	$0.37	$0.38

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC – GAAP	35,539,085	34,443,233	35,242,301	33,739,629

BASIC – Non-GAAP	35,539,085	34,443,233	35,242,301	33,739,629

DILUTED – GAAP	39,830,349	38,549,765	39,370,693	38,871,667

DILUTED – Non-GAAP	40,531,236	39,233,814	40,010,533	39,426,695

Footnotes to Condensed Consolidated Statement of Operations and Reconciliation of GAAP TO NON-GAAP Financial Measures:

(a) Approximately $196,000 and $323,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three and six months ended December 31, 2009, respectively, and approximately $152,000 and $247,000 for the three and six months ended December 31, 2008, respectively.

(b) Approximately $175,000 and $290,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three and six months ended December 31, 2009, respectively, and approximately $136,000 and $215,000 for the three and six months ended December 31, 2008, respectively.

(c) Amortization of SFAS No. 123R, APB 25 and SFAS No. 123 stock-based compensation for the three and six months ended December 31, 2009 and 2008.

(d) Provision for litigation loss related to a commercial lawsuit filed in 1999.

(e) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 34.1% and 20.8% for the three months ended December 31, 2009 and 2008, respectively, and 34.5% and 30.1% for the six months ended December 31, 2009 and 2008, respectively.

(f) Approximately $238,000 and $424,000 of undistributed earnings allocated to participating securities were not included in the determination of Non-GAAP basic net income per common share for the three and six months ended December 31, 2009, respectively.

(g) Approximately $209,000 and $375,000 of undistributed earnings allocated to participating securities were not included in the determination of Non-GAAP diluted net income per common share for the three and six months ended December 31, 2009, respectively.

SMCI-F

SOURCE: Super Micro Computer, Inc.

Super Micro Computer, Inc.

Howard Hideshima, 408-503-8000

Chief Financial Officer

ir@supermicro.com

or

Perry G. Hayes

SVP, Investor Relations

ir@supermicro.com